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                                                                    EXHIBIT 99.1

FREEREALTIME.COM ELECTS SIX NEW BOARD MEMBERS AND KEY EXECUTIVES; BOARD OF DIRECTORS EXPANDED TO SEVEN, INCLUDING FOUR NEW INDEPENDENT DIRECTORS IRVINE, Calif., Jan. 31, 2000 (BUSINESS WIRE) --

         -- Consulting Co-CEO and Consulting CFO Become Full-time Corporate Officers --

Freerealtime.com, Inc., (OTCBB: FRTI), a digital financial media company, and a leading provider of on-line, real-time stock market quotes and on-line financial services, announced today that it has expanded its Board of Directors to seven members through the election of six new board members, four of whom are outside directors.

The newly appointed independent directors include Ari Engelberg, Stephen Livingston, David Gale and Ronald (Clancy) Woods. Geoffrey Moore, the newly elected Chairman and Co-Chief Executive Officer, and Scott L. Brown, Vice President of Corporate Development, will join Brad Gunn, the Founder and Co-CEO, as management representatives on the Freerealtime.com Board. The new Board configuration replaces Stuart Robson (one of the founders of the Company) and John Gunn, who had served as directors during the start-up phase of operations.

"We are privileged to add these outstanding executives to our Board and management team," commented Freerealtime.com's Founder, President and Co-CEO Brad G. Gunn. "Their depth of business experience in the media, financial services and technology industries will greatly benefit Freerealtime.com and its shareholders. I am also pleased to have Geoff Moore and Mike Neufeld, former Consulting Co-CEO and Consulting CFO to Freerealtime.com, respectively, share their enthusiasm for the Company by joining me as executive officers. Geoff will serve as my Co-CEO and our new Chairman, and Mike will serve as our new Executive Vice President and CFO. Their commitment serves as a milestone marking the completion of our efforts to assemble the strategic leaders necessary to fully execute on our business opportunities."

Moore commented, "Brad and I are very excited to expand our working partnership with the addition of these new independent directors. We have carefully constructed this Board with people who are both experienced leaders in our key business areas, as well as proven 'value creators.' Our business gets great advisors in critical areas -- technology development, Internet operations and strategy, media and advertising sales, and institutional financial services, while our shareholders also get strong fiduciaries with an independent 'voice' on our Board."

         Ari R. Engelberg

Engelberg, a co-founder of Stamps.com, Inc., a public company based in Santa Monica, CA, has held several top-level management positions with Stamps.com in the areas of business development, product marketing and management, and Web operations. Engelberg played a role in Stamp.com's partnerships with America Online, Avery Dennison, Quicken.com, and others. In Engelberg's position as Vice President of Web Operations for Stamps.com, he was responsible for the implementation of the company's online commerce and electronic customer support functions. Prior to co-founding Stamps.com, Engelberg was the founding editor of the UCLA Bulletin of Law and Technology. Engelberg graduated from UCLA with a JD and MBA in June, 1999.

         Stephen N. Livingston

Livingston, with over 25 years of high-tech operational and management experience, is currently a candidate for a Juris Doctor Degree from Whittier Law School. Prior to attending Whittier Law School, Livingston served for four years as the Director of Management Information Systems for America Online (AOL) West Coast. Prior to AOL, Livingston was a founder and Director with Johnson-Grace Company, which was purchased by AOL in 1996. Prior to joining Johnson-Grace, Livingston spent 10 years with IBM in various positions, including Systems Engineering Manager and Senior Marketing Representative, managing computer professionals responsible for providing consulting services to IBM clients. Livingston is a Technical Advisor to Sage Hill High School, a new independent High School in Newport Beach,

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California. Livingston has a BS Degree in Business Management from the
University of Maryland and a MS Degree in System Management from the University of Southern California.

         David Gale

Gale brings to the Freerealtime.com board over 19 years of financial services' experience. Gale is currently President of San Francisco-based Delta Dividend Group, Inc., which is a member of the Pacific Exchange. Prior to founding Delta Dividend Group, Gale held management positions at Morgan Stanley and Lehman Brothers in New York. Gale is a member of the Board of Directors of Stone Container Corporation, Preferred Income Fund, and Preferred Income Opportunity Fund, all of which are listed on the New York Stock Exchange. Gale received his M.B.A. from Harvard University and has attended the Director's College at Stanford Law School.

         Clancy Woods

Woods, with over 20 years of marketing and top-level management experience within the broadcasting industry, is currently Executive Vice President and Market Manager for AMFM, Inc., a public company which owns 450 radio stations nationwide. Prior to joining AMFM, Woods was the CEO for Lobo Media Group, a provider of strategic marketing services to emerging media companies, and the Co-Founder, President, and COO of Radio Marketing Group, a representation company for national advertisers. Mr. Woods also served as Vice President/Radio for Nationwide Communications Inc., and as Vice President/General Manager with Nationwide Communications and Shamrock Broadcasting. He has managed the successful turnaround of radio stations in Houston, Atlanta and New York City.

         Geoffrey Moore

Moore, the newly elected Chairman and Co-Chief Executive Officer, has been acting as Consulting Co-CEO for Freerealtime.com and has been providing advisory services to Freerealtime.com pertaining to corporate strategy and development, corporate finance, and general management. Moore has more than 15 years of management experience within the financial services industry and currently serves as President of Arete Investors and Advisors, Inc., a private management advisory and investment firm. From 1992 to 1998, Moore served as Managing Director and General Partner in the Shamrock Group, the primary investment vehicle for the Roy E. Disney Family and Shamrock executives. At Shamrock, Moore was responsible for investing and managing approximately $350 million of private equity investments, and held a number of Board and management positions at portfolio companies, including Shamrock Broadcasting, one of the then largest US media and radio broadcasting companies. Prior to Shamrock, Moore was a First Vice President with PaineWebber Investment Banking in both New York and Los Angeles.

         Scott L. Brown

Brown has been Vice President of Corporate Development for Freerealtime.com since October 1999. Brown has more than 13 years of sales, marketing and senior management experience, having held positions as Senior Vice President of Operations and Vice President of Sales and Marketing for Telescan, Inc., a NASDAQ-listed company, and President of Telebuild, L.C., an Internet company focused on the construction industry. Prior to joining Freerealtime.com, Brown served as President, Acquisition Division, of Asset Growth Corporation, an Internet and financial services company, where he was responsible for exploring, negotiating and coordinating the acquisition and sale of target companies.

         Michael B. Neufeld, CPA

Neufeld, the newly elected Executive Vice President and Chief Financial Officer, has been providing advisory services to Freerealtime.com pertaining to corporate finance, accounting, and operations. Neufeld, a Certified Public Accountant, has over 12 years of experience in accounting and finance. For five years, he held the positions of Chief Financial Officer and Chief Operating Officer of Rand Technology, Inc., a semiconductor distributor based in Irvine, CA. Neufeld has also served as President of Neufeld and Co, Inc., a private management advisory firm in Irvine, CA, and spent much of his public accounting career

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with Arthur Andersen and Co. Neufeld also spent two years with Bankers Trust
Company managing the tax and regulatory reporting division of their Mortgage Securitization Group in Irvine, CA.

         About Freerealtime.com

Freerealtime.com, Inc. is a digital financial media company providing an array of stock market data, business information, and sophisticated research, analysis, and management tools for institutional investors, brokers, independent investors and respected resellers. CNBC's Power Lunch selected Freerealtime.com as its `Cool Web Site of the Day' on April 27, 1999. Freerealtime.com was also featured in Online Investor's May/June 1999 issue, as a "Blue Chip Pick" for market data. Freerealtime.com currently has in excess of 900,000 members and is currently experiencing growth in excess of 3,000 members per market day. Visit our Freerealtime.com web site at www.freerealtime.com.

Certain matters discussed in this news release relating to the Company's members and subscriber growth reflect current information and involve certain risks and uncertainties, including, without limitation, changes in product demand, changes in competition and other economic conditions. These statements may or may not be indicative of future demand. Freerealtime.com undertakes no obligation to release publicly the result of any revisions to these statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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